                                                                    EXHIBIT 99.1

Press Release              FOR IMMEDIATE RELEASE
                           Contact: Robert W. White, Chairman, President and CEO
                                    Jack Sandoski, Senior Vice President and CFO
                                    Telephone:        215-886-8280


           ABINGTON COMMUNITY BANCORP, INC. ANNOUNCES ADOPTION OF PLAN
                        OF CONVERSION AND REORGANIZATION


        Jenkintown, Pennsylvania - (November 30, 2006) Abington Community Bancorp, Inc. (the "Company") (Nasdaq/NMS: ABBC), today announced that the Boards of Directors of Abington Mutual Holding Company (the "Mutual Holding Company"), the Company and Abington Savings Bank (the "Bank") unanimously adopted a Plan of Conversion and Reorganization (the "Plan of Conversion"), pursuant to which the mutual holding company will convert to the stock form of organization. Pursuant to the Plan of Conversion, (i) the Mutual Holding Company will convert to stock form, (ii) the Mutual Holding Company and the Company will merge into the Bank and the Bank will become a wholly owned subsidiary of a newly chartered stock company (the "Holding Company"), (iii) the shares of common stock of the Company held by persons other than the Mutual Holding Company will be converted into shares of common stock of the Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons, and (iv) the Holding Company will offer and sell shares of its common stock to certain depositors of the Bank, residents of Bank's local community and shareholders of the Company and others in the manner and subject to the priorities set forth in the Plan of Conversion. The highest priority will be depositors with qualifying deposits as of September 30, 2005.

        "We believe that adoption of this Plan of Conversion is in the best interest of our shareholders and of the Bank's depositors," stated Robert W. White, Chairman, President and Chief Executive Officer of the Company. "Given our significant growth and successful implementation of our business plan, our proposed second-step and offering is a logical choice at this time. Before our mutual holding company formation and offering, we had $657.7 million in assets and 12 banking offices. We have grown that to $905.7 million in assets at September 30, 2006 and we have opened or shortly will open five new banking offices. The stock holding company structure and the second step conversion and stock offering should increase the liquidity in our common stock, provide additional capital to support future growth of the Bank and facilitate our continued development as a full service community bank," continued Mr. White.

        The transactions contemplated by the Plan of Conversion are subject to approval of the Company's shareholders, the Bank's depositors and regulatory agencies. Proxy and offering materials setting forth detailed information relating to the Plan of Conversion will be sent to the Bank's depositors and shareholders of the Company for their consideration in a few months. The Company anticipates that the transactions will be completed late in the second quarter or early in the third quarter of the 2007 calendar year.

        After the conversion, the Bank's deposits will continue to be insured by the Federal Deposit Insurance Corporation, and the Bank will maintain its membership in the Federal Home Loan Bank System. The Company will be a savings and loan holding company regulated by the Office of Thrift Supervision.

        Depositors will continue to hold accounts in the Bank identical as to dollar amount, rate of return and general terms (other than voting and liquidation rights). Borrowers' loans will be unaffected by the conversion and will remain contractually fixed as they existed prior to the conversion. The normal business of the Bank is accepting deposits and making loans and will continue without interruption in its existing offices.

        The Company has hired Elias, Matz, Tiernan & Herrick L.L.P. as its conversion counsel and Keefe, Bruyette & Woods, Inc. to assist in the sale of the common stock of the New Holding Company. The offering will be made only by means of a prospectus in accordance with the Securities Act of 1933, as amended, and all applicable state securities laws; this press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

        Abington Community Bancorp, Inc. is the "mid-tier" holding company for Abington Bank. Abington Bank is a Pennsylvania-chartered, FDIC-insured savings bank which was originally organized in 1867. Abington Bank conducts business from its headquarters and main office in Jenkintown, Pennsylvania as well as eight additional full service branch offices and five limited service banking offices located in Montgomery, Bucks and Delaware Counties, Pennsylvania. As of September 30, 2006, Abington Community Bancorp had $905.7 million in total assets, $555.0 million in deposits and $113.2 million in stockholders' equity.

        THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS ABOUT THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND EARNINGS OUTLOOK FOR ABINGTON COMMUNITY BANCORP, INC. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE STRICTLY TO HISTORICAL OR CURRENT FACTS. THEY OFTEN INCLUDE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE" AND "INTEND" OR FUTURE OR CONDITIONAL VERBS SUCH AS "WILL," "WOULD," "SHOULD," "COULD" OR "MAY." FORWARD-LOOKING STATEMENTS, BY THEIR NATURE, ARE SUBJECT TO RISKS AND UNCERTAINTIES. A NUMBER OF FACTORS - MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL - COULD CAUSE ACTUAL CONDITIONS, EVENTS OR RESULTS TO DIFFER SIGNIFICANTLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY'S REPORTS FILED FROM TIME-TO-TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, DESCRIBE SOME OF THESE FACTORS, INCLUDING GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, THE COST OF FUNDS, CHANGES IN CREDIT QUALITY AND INTEREST RATE RISKS ASSOCIATED WITH THE COMPANY'S BUSINESS AND OPERATIONS. OTHER FACTORS DESCRIBED INCLUDE CHANGES IN OUR LOAN PORTFOLIO, CHANGES IN COMPETITION, FISCAL AND MONETARY POLICIES AND LEGISLATION AND REGULATORY CHANGES. INVESTORS ARE ENCOURAGED TO ACCESS THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FINANCIAL AND BUSINESS INFORMATION REGARDING THE COMPANY AT WWW.ABINGTONBANK.COM UNDER THE INVESTOR RELATIONS MENU. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

                                       ***


                                                                     Page 2 of 2